UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2017

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37379	14-1961545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 W. 14th Street, 2nd Floor

New York, New York 10014

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President and Chief Executive Officer

On October 30, 2017, The ONE Group Hospitality, Inc. (the “Company”) announced the appointment of Emanuel Hilario as the Company’s President and Chief Executive Officer, effective on the date thereof.

Mr. Hilario agreed to serve as the Company’s President and Chief Executive Officer pursuant to an employment agreement with the Company, dated as of October 30, 2017 (the “Hilario Agreement”). The Hilario Agreement provides for a term of three years, with such term automatically extending for additional one-year periods unless either party provides 90 days written notice prior to the commencement of the renewal term. Mr. Hilario will initially receive an annual base salary of $450,000, and thereafter, he shall receive such increases (but no decreases) in his base salary as the Company’s board of directors (the “Board”) or compensation committee thereof may approve in its sole discretion from time to time, but not less than annually. In addition, Mr. Hilario is eligible to receive a bonus for each calendar year during the term of the Hilario Agreement in an amount targeted at 50% of his then-effective annual base salary, based in part upon achievement of individual and corporate performance objectives as determined by the Board. Mr. Hilario shall be eligible to receive a bonus in excess of the targeted bonus if the Company’s performance exceeds 100% of the targeted goals, and a bonus below the target amount shall be payable if actual performance equals at least a minimum threshold, each as approved by the Board in consultation with Mr. Hilario at the time the annual performance goals are established. Whether Mr. Hilario receives a bonus, and the amount of any such bonus, will be determined by the Board in its sole and absolute discretion, except that any portion of the bonus that the Board determines to be based on targeted goals will be considered non-discretionary and payable based on achievement of such goals.

Pursuant to the Hilario Agreement, the Company granted to Mr. Hilario pursuant to the Company’s 2013 Employee, Director and Consultant Equity Incentive Plan (“2013 Plan”): (a) 71,000 fully vested shares of the Company’s common stock, (b) stock options to purchase 300,000 shares of the Company’s common stock vesting ratably over three years at an exercise price equal to $1.42 (the “Closing Price”), such amount being the fair market value at the time of the grant; and (c) 300,000 restricted stock units (“RSUs”) vesting ratably over three years; provided, however, that such RSUs may vest earlier as follows: (i) 100,000 RSUs shall vest on the date that the Average Closing Price (defined below) is 50% greater than the Closing Price, (ii) 100,000 RSUs shall vest on the date that the Average Closing Price is 75% greater than the Closing Price, and (iii) 100,000 RSUs shall vest on the date that the Average Closing Price is 100% greater than the Closing Price. As used herein, “Average Closing Price” is equal to the average closing price of the Common’s common stock as measured over 10 consecutive trading days. The stock options and the RSUs are subject to the terms and conditions of the 2013 Plan and, respectively, a stock option agreement and a restricted stock unit award agreement. Mr. Hilario is eligible to participate in the Company's 401(k) plan, health plans and other benefits on the same terms as other salaried employees, and for so long as his primary residence is in Denver, Colorado, the Company will reimburse Mr. Hilario for his reasonable out-of-pocket expenses, accommodation in New York, and for round-trip coach tickets for travel to and from New York.

Mr. Hilario has served as an independent member of the Board since April 10, 2017. Prior to joining the Company, Mr. Hilario was the Chief Financial Officer of Sizzling Platter LLC from 2015 to 2017. Until June 2014, he also served as the Chief Operations Officer for Einstein Noah Restaurant Group, Inc. He previously has served as Chief Financial Officer for Einstein Noah Group, Inc. from 2010 to 2013, McCormick & Schmick’s Seafood Restaurants, Inc. from 2004 to 2009, and Angelo and Maxie’s, Inc. for the preceding four years.

Except for the foregoing, there are no arrangements or understandings between Mr. Hilario and any director or executive officer of the Company. The Company is not aware of any transactions in which Mr. Hilario has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Director of Business Development

On October 30, 2017, the Company announced that Jonathan Segal, the Company’s then Chief Executive Officer, was replaced as Chief Executive Officer of the Company by Mr. Hilario and was appointed as the Executive Chairman of the Board and as the Company’s Director of Business Development, effective on the date thereof.

The employment agreement previously entered into between Mr. Segal and the Company on October 16, 2013 was amended and restated on October 30, 2017 to give effect to this arrangement (the “Amended and Restated Segal Agreement”, and together with the Hilario Agreement, the “Employment Agreements”). The Amended and Restated Segal Agreement provides for a term of three years, with such term automatically extending for additional one year periods unless either party provides 90 days written notice prior to the commencement of the renewal term. Mr. Segal will initially receive an annual base salary of $350,000, and thereafter, he shall receive such increases (but no decreases) in his base salary as the Board or compensation committee thereof may approve in its sole discretion from time to time, but not less than annually. In addition, Mr. Segal is eligible to receive a bonus for each calendar year during the term of the Segal Agreement in an amount targeted at 75% of his then-effective annual base salary, based in part upon achievement of individual and corporate performance objectives as determined by the Board. Mr. Segal shall be eligible to receive a bonus in excess of the targeted bonus if the Company’s performance exceeds 100% of the targeted goals, and a bonus below the target amount shall be payable if actual performance equals at least a minimum threshold, each as approved by the Board in consultation with Mr. Segal at the time the annual performance goals are established. Whether Mr. Segal receives a bonus, and the amount of any such bonus, will be determined by the Board in its sole and absolute discretion, except that any portion of the bonus that the Board determines to be based on targeted goals will be considered non-discretionary and payable based on achievement of such goals.

Mr. Segal is eligible to participate in the Company's 401(k) plan, health plans and other benefits on the same terms as other salaried employees.

Noncompetition; Nonsolicitation

Under the Hilario Agreement, for a period of 18 months after the date on which his employment is terminated for any reason, and under the Amended and Restated Segal Agreement, for a period of 24 months after the date on which his employment is terminated for any reason, Messrs. Hilario and Segal are prohibited from (a) engaging in any Competing Business within any geographic area where the Company or its subsidiaries conducts, or plans to conduct, business at the time of his termination, (b) persuading or attempting to persuade any Customer, Prospective Customer or Supplier to cease doing business with an Interested Party or reduce the amount of business it does with an Interested Party, (c) persuading or attempting to persuade any Service Provider to cease providing services to an Interested Party, or (d) soliciting for hire or hiring for himself or for any third party any Service Provider unless such person’s employment was terminated by the Company or any of its affiliates or such person responded to a “blind advertisement”. All capitalized terms in this paragraph shall have the respective meanings set forth in the Employment Agreements.

Termination

Termination by the Company for Cause or by Executive without Good Reason

If either of the Employment Agreements is terminated by the Company for cause, or by the executive without good reason, the Company must pay him any earned but unpaid salary, any unpaid portion of the bonus from the prior year, any accrued vacation time, any vested benefits he may have under any employee benefit plan, and any unpaid expense reimbursement accrued through the date of termination (the “Accrued Obligations”).

Termination by the Company Without Cause or by Executive for Good Reason

If either of the Employment Agreements is terminated (i) by the Company without cause or (ii) by the executive for good reason, then the Company must pay such executive: (1) the Accrued Obligations earned through the date of termination; (2) an amount of his base salary equal to (i) his current base salary in the case of Mr. Hilario over an 18 month period or (ii) his current base salary in the case of Mr. Segal over a 24 month period, such payments to be made in accordance with Company’s normal payroll practices, less all customary and required taxes and employment-related deductions; (3) an amount of his bonus compensation equal to (i) a monthly amount equal to one-twelfth of the target bonus in the case of Mr. Hilario for an 18 month period or (ii) a pro rata portion of the bonus for the year in which the termination occurs in the case of Mr. Segal, based on year-to-date performance as determined by the Board in good faith, payable when other senior executives receive their annual bonuses for such year, and in no event later than March 15 of the year following the year in which the termination occurs (to the extent milestones for such bonus have not yet been agreed upon as of the termination, reference will be made to the milestones established for the prior year); (4) in the case of Mr. Hilario, any equity awards that vest over time and are unvested as of the termination date shall be accelerated such that the portion of the equity awards that would have vested in the following 18 month period will vest as of the termination date; and (5) an amount equal to the “COBRA” premium for as long as the executive and, if applicable, the executive’s dependents are eligible for COBRA, subject to a maximum of 18 months.

The terms “cause” and “good reason” have the respective meanings set forth in the Employment Agreements.

Termination due to Death or Disability

If Mr. Hilario’s employment is terminated as a result of his death or disability, the Company must pay him or his estate, as applicable, any amounts payable by the Company under the above heading labeled “Termination by the Company for Cause or by Executive Without Good Reason”. If Mr. Segal’s employment is terminated as a result of his death or disability, the Company must pay him or his estate, as applicable, (1) the Accrued Obligations earned through the date of termination and (2) a portion of the bonus that he would have been eligible to receive for days employed by the Company in the year in which his death or disability occurs, determined by multiplying (x) the bonus based on the actual level of achievement of the applicable performance goals for such year, by (y) a fraction, the numerator of which is the number of days up to and including the date of termination, and the denominator of which is 365, such amount to be paid in the same time and the same form as the bonus otherwise would be paid. In the event of the death or disability, vested options held by Mr. Segal may be exercised by him or his survivors, as applicable, to the extent exercisable at the time of death for a period of one year from the time of death or disability.

The term “disability” has the meanings set forth in the Employment Agreements.

Termination upon a Change of Control

Notwithstanding anything in the Hilario Agreement to the contrary, in the event that Mr. Hilario’s employment is terminated within 24 months following a change of control and upon the fulfillment of certain other conditions, Mr. Hilario shall be entitled to receive his severance in a lump sum. Notwithstanding anything in the Amended and Restated Segal Agreement to the contrary, in the event that Mr. Segal’s employment is terminated within 12 months following a change in control and upon the fulfillment of certain other conditions, then (1) notwithstanding the vesting and exercisability schedule in any stock option agreement between the Company and Mr. Segal, all unvested stock options granted by the Company to Mr. Segal shall immediately vest and become exercisable and shall remain exercisable for not less than 360 days thereafter, and (2) Mr. Segal shall be entitled to receive his severance; provided, however, that if such lump sum severance payment, either alone or together with other payments or benefits, either cash or non-cash, that the executive has the right to receive from the Company, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to the executive under any plan for the benefit of employees, would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986), then such lump sum severance payment or other benefit shall be reduced to the largest amount that will not result in receipt by the executive of an excess parachute payment. The determination of the amount of the payment described in this subsection shall be made by the Company’s independent auditors at the sole expense of the Company. For purposes of clarification the value of any options described above will be determined by the Company’s independent auditors using a Black-Scholes valuation methodology.

The terms “change in control” and “severance” have the respective meanings set forth in the Employment Agreements.

The Employment Agreements are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and such documents are incorporated herein by reference. The foregoing are only brief descriptions of the material terms of the Employment Agreements, do not purport to be a complete description of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to such exhibits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Emanuel Hilario and the Company dated October 30, 2017.
10.2	Amended and Restated Employment Agreement between Jonathan Segal and the Company dated October 30, 2017.
99.1	Press release dated October 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2017	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Emanuel Hilario
	Name:	Emanuel Hilario
	Title:	President and Chief Executive Officer